1Q Fiscal Year 2008 Earnings Conference Call

November 8, 2007

Mr. Najeeb U. Ghauri
Chairman & Chief Executive Officer

Ms. Tina Gilger
Chief Financial Officer

Mr. Naeem Ghauri
President, Europe & Global Products

CMMI® Maturity LEVEL 5

NASDAQ:NTWK

Safe Harbor Statement

This presentation may contain forward-looking statements relating to the development of NetSol Technologies' products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward-looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance. Any forward-looking statements contained herein speak only as of the date hereof. The Company undertakes no obligation to update or review any forward-looking statements.

Najeeb U. Ghauri

Chairman & Chief Executive Officer

Consolidated Financial Highlights

Fiscal First Quarter 2008

- Revenues increased 48% to a record $8.7 million
- Gross margin increased to 61% versus 50% in the prior year period
- Operating income increased to $2.2 million versus a loss of $0.2 million a year ago
- GAAP net income increased to a record $1.8 million, or $0.08 per diluted share, versus a loss of $1.3 million, or ($0.08) per diluted share
- EBITDA increased to a record $2.8 million, or $0.12 per diluted share, versus loss of $0.4 million, or ($0.02) per diluted share

NetSol Asia Pacific

LeaseSoft

- Blue-chip motor finance company in Australia licenses LeaseSoft's Retail Finance Solution
- BMW financial services CEC Finance Hong Kong division has gone live with the NetSol's LeaseSoft Retail solution

IT Services

- Awarded the contract for the implementation of the Motor Vehicle Registration System (MVRS) for all the 34 districts of the province of Punjab, Pakistan
- IT services contract win from a major public sector hospital highlights NetSol's penetration into Hospital Management Systems (HMS)
- Stage one of ISO 27001 certification completed, stage two currently underway


FLEXIBLE
SCALABLE
ROBUST
STABLE
AUTOMATION
LeaseSoft

NetSol EMEA

Highlights

- Completed realignment of management team in United Kingdom operation
- Advanced training completed for new Lahore team, increasing NetSol EMEA's offshoring capacity
- Implementation of new customer relationship management (CRM) and accounting systems
- Largely completed rebranding initiative and migration from NetSol CQ to NetSol EMEA

NetSol North America

Highlights


LeasePak

- Appointed Mitch Van Wye VP of Development & Chief Operating Officer and Alexa Bradley head of U.S. sales
- Latest edition of LeasePak 6.0 released for general availability
- Signed a LeasePak contract with a multinational construction equipment manufacturer's finance captive in the U.S. for rollout of the company's equipment and vehicle dealership leasing worldwide
- Signed a new software license and system implementation contract with a Fortune 50 blue-chip worldwide IT provider to support the company's equipment leasing operations globally
- Expanded relationships with new contracts with Key Bank, Yamaha Motor Finance, Pentech Finance and a major equipment company
- Established an ISV partnership with a global Fortune 50 IT provider

Financial Overview

Tina Gilger

Chief Financial Officer

Strong Annual Revenue Growth



29.3
CAGR 98%
18.7
12.4
US$ Millions
8.7
5.7
3.7
Fiscal 2003
Fiscal 2004
Fiscal 2005
Fiscal 2006
Fiscal 2007
3 Month YTD

Revenue

(Audited) *All numbers in thousands*

	1Q 2008	1Q 2007	% Change
License Fees	1,904	1,578	20.7%
Maintenance Fees	1,583	1,295	22.2%
Services	5,166	2,989	72.8%
Total Revenues	8,653	5,863	47.6%

Revenue by business

Fiscal First Quarter 2008


License Fees
22%
IT Consulting
Services
60%
Maintenance
Fees
18%

Gross Margin



70%
60%
50%
40%
30%
20%
10%
0%
60.7%
4Q 2005
1Q 2006
2Q 2006
3Q 2006
4Q 2006
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008

Operating Expenses

All numbers in thousands

	1Q 2008	1Q 2007	Change
Selling and marketing	832	518	314
Depreciation & amortization	465	449	16
Bad debt expense	2	66	(64)
Salaries and wages	908	998	(90)
Professional services *(including non-cash compensation)*	160	261	(101)
General and administrative	679	820	(141)
Total operating expenses	3,046	3,113	(67)

GAAP Earnings/Loss Per Diluted Share



$0.08
$0.10
$0.05
$0.00
($0.05)
($0.10)
($0.15)
($0.20)
($0.25)
($0.30)
Impact of non-cash charges related to the acquisition of McCue Systems in North America
4Q 2005
1Q 2006
2Q 2006
3Q 2006
4Q 2006
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008

EBITDA Per Diluted Share



$0.12
$0.14
$0.12
$0.10
$0.08
$0.06
$0.04
$0.02
$0.00
($0.02)
($0.04)
($0.06)
*
*
4Q 2005
1Q 2006
2Q 2006
3Q 2006
4Q 2006
1Q 2007
2Q 2007
3Q 2007
4Q 2007
1Q 2008

* Excluding the impact of non-cash charges related to the acquisition of McCue Systems in North America. $734,658 in fiscal 1Q 2007 and $4,277,367 in fiscal 2Q 2007.

Consolidated Balance Sheet Highlights

All numbers in thousands

	1Q 2008	Fiscal Year end 2007	% Change
	9/30/07	6/30/07	
Cash and cash equivalents	4,837	4,010	20.6%
Accounts receivable *(net of allowance for doubtful accounts)*	9,302	7,937	17.2%
Revenues in excess of billings	9,597	8,501	12.9%

Financial Outlook

Management Financial Objectives:

- Organic annual revenue growth of 25 percent to 30 percent for fiscal year 2008, ending June 30, 2008
- Quarterly gross margin within the target range of high 50 percent to 60 percent range
- Focus on sustaining and expanding U.S. GAAP profitability on quarterly basis

Questions & Answers

Najeeb U. Ghauri - Chairman & Chief Executive Officer
Tina Gilger - Chief Financial Officer
Naeem Ghauri - President, Europe & Global Products


NASDAQ

NetSol Technologies, Inc.

(NASDAQ CM: NTWK)

Thank you

CMMI®
Maturity
LEVEL 5

NASDAQ:NTWK

To learn more about NetSol Technologies, Inc.,
Visit www.netsoltek.com